Exhibit 10.3

VOTING AGREEMENT

dated as of

[●], [●]

among

W3BCLOUD, INC.,

HALO HOLDINGS LIMITED

and

CONSENSYS AG

TABLE OF CONTENTS

		Page
Article I
DEFINITIONS

Section 1.1	Definitions	1

Article II
TRANSFER

Section 2.1	Transfers and Joinders	3
Section 2.2	Binding Effect on Transferees	3
Section 2.3	Legend	3

Article III
BOARD REPRESENTATION

Section 3.1	Nominees	3
Section 3.2	No Liability to ConsenSys	4

Article IV
TERMINATION

Section 4.1	Term	4
Section 4.2	Survival	4

Article V
REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of Stockholders	4
Section 5.2	Representations and Warranties of the Company	5

Article VI
MISCELLANEOUS

Section 6.1	Notices	5
Section 6.2	Interpretation	6
Section 6.3	Severability	6
Section 6.4	Counterparts; Effectiveness	6
Section 6.5	Adjustments Upon Change of Capitalization	6
Section 6.6	Entire Agreement; No Third Party Beneficiaries	6
Section 6.7	Further Assurances	6
Section 6.8	Governing Law; Equitable Remedies	6
Section 6.9	Consent to Jurisdiction	7
Section 6.10	Amendments; Waivers	7
Section 6.11	Successors and Assigns	7
Section 6.12	Status	7
Section 6.13	Actions in Other Capacities	7

i

VOTING AGREEMENT

VOTING AGREEMENT (the “Agreement”), dated as of [●], [●], is entered into by and among W3BCLOUD, Inc., a Delaware corporation (the “Company”), Halo Holdings Limited, a United Arab Emirates private company limited by shares (“Halo”), ConsenSys AG, a Swiss company limited by shares (“ConsenSys”), and the Persons (as defined below) who from time to time may become Company stockholders party hereto in accordance with this Agreement (such Persons, together with Halo, each, a “Stockholder,” and collectively, the “Stockholders”).

WHEREAS, Consensys, the Stockholders and the Company desire to address herein certain relationships among themselves with respect to the Voting Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

A Person shall be deemed to have “Beneficial Ownership” of securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“BOARD” means the board of directors of the Company.

“BUSINESS DAY” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings.

“BYLAWS” means the Amended and Restated Bylaws of the Company, as may be further amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be further amended and/or restated from time to time.

“CHOSEN COURTS” has the meaning set forth in Section 6.9.

“COMPANY CLASS A COMMON STOCK” means the Company’s Class A Common Stock, par value $0.0001 per share, as described in the Certificate of Incorporation.

“COMPANY CLASS A COMMON STOCK CONDITION” means the condition that ConsenSys, together with its Controlled Affiliates, collectively maintain ownership of Company Class A Common Stock that represent at least twenty percent (20%) of the shares of Company Class A Common Stock held by ConsenSys upon entry into this Agreement (it being understood that ConsenSys owns [●] shares of Company Class A Common Stock as of such time).

“COMPANY CLASS B COMMON STOCK” means the Company’s Class B Common Stock, par value $0.0001 per share, as described in the Certificate of Incorporation.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“LAW” means any federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, resolution, common law, ordinance, code, edict, decree, order, judgment, rule, regulation, ruling, directive, regulatory guidance, agreement or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or with or under the authority of any Governmental Entity.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Qualifying Transferee” means any Permitted Transferee (as defined in the Certificate of Incorporation).

“SEC” means the United States Securities and Exchange Commission.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

“VOTING SECURITIES” means the Company Class A Common Stock and Company Class B Common Stock and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company.

Article II

TRANSFER

Section 2.1 Transfers and Joinders. If any Stockholder effects any Transfer of Voting Securities to a Qualifying Transferee, such Stockholder shall require such Qualifying Transferee to, if not already a Stockholder hereunder, concurrent with such Transfer, execute a joinder to this Agreement, in substantially the form attached hereto as Exhibit A, in which such Qualifying Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Qualifying Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 2.2 Binding Effect on Transferees. Subject to execution of a joinder to this Agreement, a Qualifying Transferee shall become a Stockholder hereunder.

Section 2.3 Legend. Any certificate representing Voting Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Voting Agreement, dated as of [●], [●], by and among W3BCLOUD, Inc. and the stockholders of W3BCLOUD, Inc. described therein.”

The Company shall make customary arrangements to cause any Voting Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

Article III

BOARD REPRESENTATION

Section 3.1 Nominees.

(a) The Company and each Stockholder shall take all reasonable actions within their respective control (including, with respect to Stockholders, voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities (including by causing their respective Voting Securities to be present, in person or by proxy, for quorum purposes at any Company stockholder meeting at which directors shall be elected), and, with respect to the Company, as provided in Sections 3.1(c), 3.1(d) and 3.1(e)) so as to cause at any time during which the Company Class A Common Stock Condition is satisfied, one (1) director of the Board to be an individual designated by ConsenSys.

(b) For so long as the Company Class A Common Stock Condition is satisfied, if ConsenSys notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c) The Company agrees to include in the slate of nominees recommended by the Board such Person designated by ConsenSys in accordance with Section 3.1(a) and to include such Person in the Company’s proxy materials and form of proxy disseminated to stockholders in connection with the election of directors (including at any special meeting of stockholders held for the election of directors). ConsenSys shall include in its written communication of designation to the Board (i) a director biography in customary form and (ii) reasonably detailed information regarding the independence of such nominee if such nominee is intended to qualify as independent. The Company shall use its reasonable efforts to cause the election of such designee to the Board, including nominating such designee to be elected as a director (subject to Section 3.1(d)) and by soliciting proxies in favor of the election of such Person.

(d) Any Person designated by ConsenSys in accordance with Section 3.1(a) shall be subject to (a) the reasonable approval of the Board’s nominating and corporate governance committee (if there be one) (such approval not to be unreasonably withheld, conditioned or delayed), and (b) the satisfaction of all legal and governance requirements (including those contained in the Bylaws) regarding service as a director of the Company; provided that the Company shall at the request of ConsenSys so long as such request is not inconsistent with applicable law or exchange requirements, amend, modify or waive any such requirements.

(e) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by ConsenSys in accordance with Section 3.1(a), the Company agrees to take at any time and from time to time all reasonable actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of ConsenSys.

Section 3.2 No Liability to ConsenSys. Neither ConsenSys, nor any designee of ConsenSys, shall have any liability as a result of designating a Person for nomination for election as a director, or for any act or omission by such designated Person in his or her capacity as a director of the Company, or as a result of any Stockholder voting for any such designated nominee in accordance with the provisions of this Agreement.

Article IV

TERMINATION

Section 4.1 Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a) upon the mutual consent of all of the parties hereto;

(b) upon notice to the parties hereto by Consensys; or

(c) if the Company Class A Common Stock Condition ceases to be satisfied.

Section 4.2 Survival. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in Section 3.2, this Section 4.2, Section 6.8 and Section 6.9; and (ii) the rights with respect to the breach of any provision hereof by a party prior to such termination.

Article V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Stockholders. Each Stockholder represents and warrants to the Company and Consensys that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder; and (d) such Stockholder has good and marketable title to the Voting Securities owned by it as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

Section 5.2 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders and Consensys that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Certificate of Incorporation or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries or Controlled Affiliates is a party or by which the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

Article VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be: (a) in writing; (b) sent by messenger, certified or registered mail, a reliable overnight delivery service or email, charges prepaid as applicable, to the appropriate address(es) set forth below; and (c) deemed to have been given on the date of delivery to the addressee (or, if the date of delivery is not a Business Day, on the first (1st) Business Day after the date of delivery), as evidenced by: (i) a receipt executed by the addressee (or a responsible Person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, mail or express delivery service; or (ii) confirmation of transmission or receipt generated by the sender’s computer showing that such communication was sent to the appropriate electronic mail address on a specified date, if sent by email. All such communications shall be sent to the following addresses, or to such other addresses as any party may inform the others by giving five (5) Business Days’ prior written notice pursuant to this Section 6.1:

(a) If to the Company, to:

W3BCLOUD, Inc.
1201 North Market Street, Suite 111
Wilmington, DE 19801
Phone:	(302) 406-0438
Attention:	Legal Department
Email:	legal@w3bcloud.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Phone:	(212) 735-3000
Email:	joseph.coco@skadden.com
blair.thetford@skadden.com
Attention:	Joseph A. Coco
Blair T. Thetford

(b) if to a Stockholder, to:

the address and facsimile number set forth in the records of the Company.

(c) if to ConsenSys, to:

the address and facsimile number set forth in the records of the Company.

Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice. The Company shall provide Consensys with the addresses and facsimile numbers of Stockholders set forth in the records of the Company promptly upon request.

Section 6.2 Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 6.3 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.4 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts (which may be delivered by electronic transmission), each of which (when executed) shall be deemed an original, and all of which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 6.5 Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Company Class A Common Stock or Company Class B Common Stock as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Company Class A Common Stock” and “Company Class B Common Stock” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Company Class A Common Stock and Company Class B Common Stock, as applicable.

Section 6.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) is not intended nor shall be construed to confer upon or give any Person, other than the parties, any right or remedies under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties, and may represent an allocation of risk among the parties associated with particular matters regardless of the knowledge of any of the parties. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.7 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC applicable filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities to the extent applicable and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 6.8 Governing Law; Equitable Remedies. This Agreement, and any and all claims arising directly or indirectly out of or otherwise concerning this Agreement (whether based in contract, tort or otherwise) shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware (without regard to any choice or conflicts of laws principles, whether of the State of Delaware or any other jurisdiction, that might direct the application of another substantive Law to govern this Agreement). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Chosen Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 6.9 Consent to Jurisdiction; Waiver of Jury Trial. With respect to any and all actions arising directly or indirectly out of or otherwise relating to this Agreement, each of the parties: (i) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of: (A) the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or (B) in the event that an action involves claims exclusively within the jurisdiction of the federal courts, in the United States District Court for the District of Delaware (all such courts, collectively, the “Chosen Courts”), for itself and with respect to its property; (ii) agrees that all claims in respect of such action shall be heard and determined only in any Chosen Court (and the appropriate respective appellate courts therefrom); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that, except in connection with any action brought against a party in another jurisdiction by an independent third Person, it shall not bring any action directly or indirectly relating to this Agreement or any of the transactions contemplated hereby in any forum other than a Chosen Court, except for the purpose of enforcing any award or judgment; and (v) agrees that it shall not assert and waives any objection it may have based on inconvenient forum to the maintenance of any action or proceeding so brought. Each party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.1. Nothing in this Section 6.9, however, shall affect the right of any Person to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE; PROVIDED, FURTHER, THAT EACH OF THE PARTIES CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SENTENCE.

Section 6.10 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.11 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto (including for the avoidance of doubt any successor by merger, division, consolidation or other similar transaction). No Stockholder may assign any of its rights hereunder to any Person other than a Qualifying Transferee. Each Qualifying Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until if required under Section 2.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.1. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 6.12 Status. Neither Halo nor ConsenSys shall be deemed to be a member of a “group” (as such term is defined in Section 13D of the Exchange Act), and each of ConsenSys and Halo shall not be deemed to Beneficially Own Company Class A Common Stock or Company Class B Common Stock owned by any other Stockholder, because of this Agreement or any provision hereof.

Section 6.13 Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any other actions taken by Halo or ConsenSys or any of their respective equity holders in their capacity as a stockholder, partner or member of the Company or any of its Subsidiaries or Controlled Affiliates.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

W3BCLOUD, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

HALO HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Voting Agreement]

CONSENSYS AG

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

JOINDER

W3BCLOUD, Inc., a Delaware corporation (the “Company”), has entered into that certain Voting Agreement by and among the Company, Halo Holdings Limited, an United Arab Emirates private company limited by shares, ConsenSys AG, a Swiss company limited by shares, and the other persons party thereto from time to time, dated as of [●], [●] (as amended or supplemented, the “Voting Agreement”). The undersigned (“New Stockholder”) is required to execute this Joinder pursuant to Section 2.1 of the Voting Agreement for the purposes of such person agreeing to be bound by and fully comply with the terms of the Voting Agreement. The New Stockholder has agreed to execute this Joinder in consideration of the receipt of his, her or its shares of the Company.

NOW, THEREFORE, the New Stockholder hereby agrees to (a) become a party to the Voting Agreement with all right, title and interest as, and all obligations of, a “Stockholder” (as defined in the Voting Agreement) for all purposes of the Voting Agreement and (b) be bound by and fully comply with the terms of the Voting Agreement.

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder, this ____ day of ____________________, ________.

[New Stockholder]

By:
Name:
Title: